UNITED STATES
SECURITIES AND ECHANGE COMMISSION
Washington, C.D. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Amendment No.1

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[  ] Definitive Information Statement

TRANSAKT LTD.
(Name of Registrant as Specified in Charter)

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[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

TRANSAKT LTD.
Unit 8, 3/F., Wah Yiu Industrial Centre, 30-32 Au Pui Wan Street, Fo Tan,
N.T. Hong Kong

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of TransAKT Ltd., a Nevada corporation (“we”, “our”, “us”, the “corporation"), to the holders of record at the close of business on the record date, November 9, 2015 of our outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

•

the approval of a reverse stock split of our issued and outstanding shares on the basis of up to 20 old shares for 1 new share, to be implemented at the discretion of the Board of Directors by November 9, 2016 (the "Reverse Stock Split"); no fractional shares will be issued in connection with the Reverse Stock Split, in the case of a fractional share, the fractional share will be rounded up;

Our Board of Directors (sole director) approved the Reverse Stock Split on November 9, 2015.

On November 9, 2015, subsequent to the approval by our Board of Directors of the Reverse Stock Split, the holder of the majority of the outstanding shares of our corporation entitled to vote gave us written consent for the Reverse Stock Split.

Following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, and subject to the prior approval of The Financial Industry Regulatory Authority ("FINRA"), our corporation intends to give effect to the Reverse Stock Split. We will not give effect to the Reverse Stock Split until at least twenty (20) days after the filing and mailing of this Information Statement and subject to the prior approval of FINRA . Although stockholders have approved the Reverse Stock Split, we may abandon or delay the Reverse Stock Split if our Board of Directors determines that it is no longer in the best interests of our corporation or our stockholders. If the Reverse Stock Split is not implemented by our Board of Directors by November 9, 2016, the proposal will be deemed abandoned, without further effect. In that case, our Board of Directors may again seek stockholder approval at a future date if it deems a reverse stock split to be advisable at that time.

If our Board of Directors decides to implement the Reverse Stock Split, it will become effective upon approval of The Financial Industry Regulatory Authority ("FINRA").

Record Date and Expenses

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on November 9, 2015 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 613,447,306 shares of our common stock outstanding on November 9, 2015 and no preferred shares outstanding. We anticipate that a definitive copy of this Information Statement will be mailed on or about December 18, 2015 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2014, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of November 9, 2015, we had a total of 613,447,306 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of November 9, 2015, certain information with respect to the beneficial ownership of our voting securities by each stockholder known by us to be the beneficial owner of more than 5% of our voting securities and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to voting securities, except as otherwise indicated. Beneficial ownership consists of a direct interest in the voting securities, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
James Wu Former President, Chief Executive Officer, and Director (3) 2 FL NO 28 Lane 231 Fu-Hsin N Rd Taipei, Taiwan	17,485,862	2.85%
Cheng Chun-Chih Former Director (Chairman of Taiwan Halee International Co. Ltd.) (4) NO 3 Lane 141 Sec 3 Pei-Shen Rd Shen-Ken Hsiaung Taipei Hsieng, Taiwan	5,000,000	(2)
Ho Kang-Wing President, Chief Executive Officer, and Director 503 5F Silvercord Tower 2, 30 Canton Rd Tsimshatsui Kowloon, HKG	25,000,000	4.08%
Dr. Shiau Tzong-Huei Former Director (Chief Technical Officer of Taiwan Halee and Chairman of TransAKT Taiwan Corp.) (5) NO 3 Lane 141 Sec 3 Pei-Shen Rd Shen-Ken Hsiaung Taipei Hsieng, Taiwan"	1,000,000	(2)
Taifen Day Former Chief Financial Officer (6) 420 12 Ave N.W. Calgary, Alberta T2M 0C9 Canada	Nil	(2)
Yam Chi-Wah Chief Financial Officer Flat E 7/F Block 21 Laguna City Kwun Tong, Kowloon, Hong Kong	2,500,000	(2)
He Jingtian Director 11 Jinghong Road Hujing Garden Daliang Shunde 528300 Foshan Gd China	28,000,000	4.564%
He Jiaxian Director 11 Jinghong Road Hujing Garden Daliang Shunde 528300 Foshan Gd China	15,000,000	2.45%
Tam Yuk-Ching Director 23 Sam Mun Tsai Road, The Beverly Hills Boulevard Du Lac, House 212, Tai Po, Nt Hong Kong	28,000,000	4.564%
All Directors and Executive Officers as a Group	121,985,862 Common Shares	19.89%
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Liu Ju-Wen 2nd Floor-2 No 8 Lane 80 San-Min Rd Song-San District Taipei City, Taiwan	39,119,400	6.38%
Other Shareholders	39,119,400 Common Shares	6.38%

(1)

Based on 613,447,306 shares of common stock issued and outstanding as of November 9, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Less than 1%.

(3)	James Wu served as our President, Chief Executive Officer, and Director from October 25, 2004 until March 12, 2015.

(4)	Dr. Shiau Tzong-Huei served as our Director from December 14, 2006 until March 12, 2015.

(5)	Cheng Chun-Chih served as our Director from December 14, 2006 until March 12, 2015.

(6)	Taifen Day served as our Chief Financial Officer from July 27, 2006 until March 12, 2015.

REVERSE STOCK SPLIT

Action and Effect

Our Board of Directors approved the Reverse Stock Split so that it may, at its option, during the next 12 months, consolidate our outstanding shares, thereby potentially increasing the per share market value of our common stock, which would make us more attractive as a business combination target. However, in many cases, the market price of a corporation’s shares declines after a reverse stock split.

On November 9, 2015, subsequent to the approval by Board of Directors of the Reverse Stock Split, the holders of the majority of the outstanding shares of our corporation entitled to vote gave us their written consent to implement the Reverse Stock Split at the option of the Board of Directors by November 9, 2016.

Although stockholders have approved the Reverse Stock Split, we may abandon or postpone the proposal if our Board of Directors determines that it is no longer in the best interests of our corporation or our stockholders. If the Reverse Stock Split is not implemented by our Board of Directors by November 9, 2016, the proposal will be deemed abandoned, without further effect. In that case, our Board of Directors may again seek stockholder approval at a future date if it deems a reverse stock split to be advisable at that time.

If our Board of Directors decides to implement the Reverse Stock Split, it will become effective upon approval of The Financial Industry Regulatory Authority ("FINRA").

DISSENTERS RIGHTS

Under the General Corporation Law of the State of Nevada, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendment.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

Signature

Dated: December 21, 2015

By Order of the Board of Directors

TRANSAKT LTD.

By: /s/ Ho Kang-Wing

Ho Kang-Wing
President, Chief Executive Officer and Director